EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated June 2, 2000, included in this Form 10-KSB into the Company's two previously filed Registration Statements on Form S-8 dated July 28, 1995 and April 25, 2000.

Arthur Andersen LLP
Portland, Oregon
July 27, 2000